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                                                                    EXHIBIT 10.4


                               GUARANTEE AGREEMENT

         Thomas O. Cordy (the "Guarantor") hereby irrevocably and unconditionally guarantees to Maxxis Group, Inc. (the "Holder") the due and punctual payment, performance and satisfaction of all obligations of The Anchora Company (the "Maker") under that certain $120,000.00 Promissory Note dated May 1, 1997 payable by the Maker to the Holder (the "Note"), including, but not limited to, the obligations to pay principal, interest and costs of collection.

         It is specifically understood and agreed that: (i) the Holder shall not be required to exhaust its remedies against the Maker before proceeding against the Guarantor with respect to the payment, performance and satisfaction of the foregoing obligations under the Note; (ii) the Guarantor waives any right to notice to which he may be entitled as a result of this Guarantee Agreement;
(iii) the Guarantor's obligations under this Guarantee Agreement shall not be discharged as a result of any waiver, modification or extension of the provisions of the Note made or agreed to by the Holder or the Maker, and instead the Guarantor's obligations under this Guarantee Agreement shall apply to the Note as so waived, modified or extended; and (iv) the Guarantor shall not be entitled to assert the invalidity or unenforceability of the Note as against the Maker as a defense to the Guarantor's obligations under this Guarantee Agreement.

         In the event that the Note, or any part thereof, is collected from Guarantor by or through an attorney-at-law, Guarantor agrees to pay all costs of collection including, but not limited to, attorneys' fees equal to 15% of the principal and interest then due.

         No delay by the Holder in exercising any right or remedy shall be construed to be a waiver thereof, but any such right or remedy may be exercised from time to time and as often as Holder may be deem expedient. Time is of the essence hereunder. This Guarantee Agreement shall be governed by the laws of the State of Georgia, as applied to contracts negotiated, executed, delivered and to be performed entirely in such State.

         NOTICE OF ACCEPTANCE, PRESENTMENT, DEMAND, NOTICE OF DISHONOR, PROTEST OR ANY OTHER NOTICES WHATSOEVER, AND DILIGENCE IN COLLECTION OR PROTECTION OF OR REALIZATION UPON ANY OBLIGATION HEREUNDER, ARE HEREBY WAIVED BY GUARANTOR.

         This Guarantee Agreement shall be binding upon the Guarantor and his personal representatives, heirs, successors and assigns. This Guarantee Agreement shall inure to the benefit of the Holder and its successors and assigns.

         IN WITNESS WHEREOF, the Guarantor has executed and delivered this instrument, under seal, as of May 1, 1997.

                                             /s/ Thomas O. Cordy         (L.S.)
                                             ----------------------------
                                             Thomas O. Cordy

ACCEPTED AND AGREED:


Maxxis Group, Inc.

By:/s/ Ivey J. Stokes
   ---------------------------
        Ivey J. Stokes
        Chairman of the Board